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                                                                    Exhibit 99.2

                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT, dated the 27th day of October, 1998, between the person and/or entity whose name and address appears on the Schedule A annexed hereto (individually a "HOLDER" or collectively the "HOLDERS") and NETMED, INC., a corporation incorporated in the State of Ohio, having its principal place of business at 6189 Memorial Drive, Dublin, OH 43017 (the "COMPANY").

                  WHEREAS, the Holders will be exchanging an aggregate of $1,400,000 principal amount of 6% Secured Convertible Subordinated Debentures (the "DEBENTURES") purchased from the Company according to the terms of the 6% Secured Convertible Subordinated Debenture Purchase Agreement (the "PURCHASE AGREEMENT"), plus accrued interest through October 31, 1998, for an aggregate of 100,000 shares of Series A 6% Convertible Preferred Stock of the Company (the "PREFERRED STOCK") pursuant to an Exchange Agreement between the parties of even date herewith (the "EXCHANGE AGREEMENT"); and

                  WHEREAS, the Preferred Stock is convertible into shares (the "CONVERSION SHARES") of the Company's Common Stock, no par value per share (the "COMMON STOCK"); and

                  WHEREAS, the Company desires to grant to the Holders the registration rights set forth herein with respect to the Conversion Shares.

NOW, THEREFORE, the parties hereto mutually agree as follows:

                  Section 1. REGISTRABLE SECURITIES. As used herein the term "REGISTRABLE SECURITY" means each of the Conversion Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for the immediate public distribution of such security as a result of the provisions of Rule 144, or (iii) it has ceased to be outstanding. The term "REGISTRABLE SECURITIES" means any and/or all of the securities falling within the foregoing definition of a Registrable Security. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of Registrable Security as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

                  Section 2. RESTRICTIONS ON Transfer. The Holders acknowledge and understand that prior to the registration of the Conversion Shares as provided herein, the Preferred Stock and the Conversion Shares are "restricted securities" as defined in Rule 144 promulgated under the Act. The Holders understand that no disposition or transfer of the Preferred Stock or Conversion Shares may be made by the Holders in the absence of (i) an opinion of counsel reasonably satisfactory to the Company that such transfer may be made, or (ii) a registration statement under the Securities Act is then in effect with respect thereto.

                  Section 3. REGISTRATION RIGHTS.

                  (a) Within seven business days after the date of this Agreement, the Company shall prepare and file with the Securities and Exchange Commission ("SEC"), on one occasion, at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of all holders of Registrable Securities, so as to permit a nonunderwritten public offering and sale of the Registrable Securities under the Act. The number of


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Conversion Shares to be registered shall be one hundred fifty (150%) percent of the number of shares that would be required if all the Preferred Stock was converted on the effective date of the Registration Statement.

                  (b) The Company will maintain any Registration Statement or post-effective amendment filed under this Section 3 hereof current under the Securities Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, (ii) the date the holders thereof receive an opinion of counsel that the Registrable Securities may be sold under the provisions of Rule 144, or (iii) the third anniversary of the date of this Agreement.

                  (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of any Registration Statement under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Holders shall bear the cost of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel. The Company shall use its best efforts to qualify any of the securities for sale in such states as such Holder(s) reasonably designates and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holders with copies of such Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Holders.

                  (d) The Company shall not be required by this Section 3 to include a Holder's Registrable Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Holders and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holders and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the Securities Act.

                  (e) In the event the Registration Statement to be filed by the Company pursuant to Section 3(a) above is not declared effective within 60 calendar days from the date of this Agreement the exchange described in the Exchange Agreement will not occur.

                  (f) No provision contained herein shall preclude the Company from selling securities pursuant to any Registration Statement in which it is required to include Registrable Securities pursuant to this Section 3.

                  Section 4. COOPERATION WITH COMPANY. Holders will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

                  Section 5. REGISTRATION PROCEDURES. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

                  (a) prepare and file with the Commission such amendments and supplements to such registration statement and the Prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of

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all securities covered by such registration statement whenever the Holder or
Holders of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 of the Commission);

                  (b) furnish to each Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

                  (c) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holders, shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                  (d) use its best efforts to list such securities on the AMEX or any securities exchange on which any securities of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange or NASDAQ;

                  (e) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

                  (f) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         Section 6. INDEMNIFICATION.

                  (a) In the event of the filing of any Registration Statement with respect to Registrable Securities pursuant to Section 3 hereof, the Company agrees to indemnify and hold harmless the Holders each officer, director of the Holders, and each person, if any, who controls the Holders within the meaning of the Securities Act ("DISTRIBUTING HOLDERS") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Distributing Holders may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission-or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the

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Company by the Distributing Holders, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Distributing Holder agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof; arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement requested by such Distributing Holder, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Distributing Holders may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No settlement

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of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

                  Section 7. CONTRIBUTION. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the Distributing Holder makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of
Section 6 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any Distributing Holder, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  Section 8. NOTICES. Any notice pursuant to this Agreement by the Company or by the Holder shall be in writing and shall be deemed to have been duly given if delivered by (i) hand, (ii) by facsimile and followed by mail delivery, or (iii) if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a) If to the Holders, to their respective addresses set forth on Schedule A annexed hereto.

                  (b) If to the Company, at NetMed, Inc. 6189 Memorial Drive, Dublin, OH 43017, (tele) (614) 793-9356, (fax) (614) 793-9376, or to such other address as any such party may designate by notice to the other party. Notices shall be deemed given at the time they are delivered personally or five (5) days after they are mailed in the manner set forth above. If notice is delivered by facsimile to the Company and followed by mail, delivery shall be deemed given two (2) days after such facsimile is sent.

                  Section 9. ASSIGNMENT. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. This Agreement cannot be assigned, amended or modified by the parties hereto, except by written agreement executed by the parties. If requested by the Company, the Holder shall have furnished to the Company an opinion of counsel reasonably satisfactory to the Company to such effect.

                  Section 10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                  Section 11. HEADINGS. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 12. GOVERNING LAW/VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and to be performed entirely within such State, without regard to its principles of conflicts of laws. Each of the parties hereto agrees that in the event of any dispute arising hereunder venue shall be Columbus, Ohio and each party hereby submits to the jurisdiction of the United States Federal Court for the Southern District of Ohio.

                  Section 13. SEVERABILITY. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceablity shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.


                            [signature page follows]


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Registration Rights Agreement to be duly executed, on the day and year first above written.

NETMED, INC.


By: /s/ David J. Richards
   -----------------------


                                                  CPR (USA) INC.



                                                  By: /s/ Steven S. Rogers
                                                     ------------------------


                                                  LIBERTYVIEW FUND, LLC



                                                  By: /s/ Steven S. Rogers
                                                     ------------------------


                                                  LIBERTYVIEW PLUS FUND



                                                  By: /s/ Steven S. Rogers
                                                     ------------------------



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